                                                                     EXHIBIT 2.2

                          GREAT PLAINS SOFTWARE, INC.

                             SHAREHOLDER AGREEMENT

     This Shareholder Agreement (this "Agreement") is made and entered into as of December 21, 2000, between Microsoft Corporation, a Washington corporation ("Microsoft"), and the undersigned Shareholder(s) ("Shareholder") of Great Plains Software, Inc., a Minnesota corporation ("Company").

                                    RECITALS
                                    --------

     A. Concurrently with the execution of this Agreement, Company, Microsoft and a wholly owned subsidiary of Microsoft ("Sub") have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Sub with and into Company. Pursuant to the Merger, all outstanding capital stock of Company will be converted into Microsoft Common Stock.

     B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of Company as indicated on the final page of this Agreement (the "Shares").

     C. In consideration of the execution of the Reorganization Agreement by Microsoft, Shareholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Company acquired by Shareholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, the parties agree as follows:

     1.   Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. Until the Expiration Date (as defined below), Shareholder agrees not to sell, exchange, transfer, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2 below) unless each person to whom Shares are sold, exchanged, transferred, pledged or otherwise disposed of or encumbered agrees in writing to hold such Shares subject to the terms and conditions of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of this Reorganization Agreement and (ii) such date and time as the Reorganization Agreement shall be terminated in accordance with the terms therein.

          1.2 New Shares. Shareholder agrees that any shares of capital stock of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. Until the Expiration Date, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Shareholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and the Reorganization Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Microsoft or its affiliates and against any liquidation or winding up of Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Shareholder agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Company's business, assets or capital stock. This Agreement is intended to bind Shareholder as a shareholder of Company only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Company.

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Microsoft a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 302A.449 of the Minnesota Business Corporation Act (the "MBCA") as this Proxy is coupled with an interest in the Shares, covering the total number of Shares and New Shares of capital stock of Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein. This Proxy is not terminable under 302A.449 subd. 7 of the MBCA since Company has elected not to be subject to Section 302A.671 of the MBCA.

     4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Company as follows:

          4.1 Ownership of Shares. Shareholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Shareholder to carry out the terms of this Agreement; (ii) does not beneficially own any shares of capital stock of Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2 No Proxy Solicitations. Shareholder will not, and will not permit any entity under Shareholder's control, to: (i) solicit proxies or become a "participant" in a "solicitation" as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreements; (ii) initiate a Shareholders' vote or action by written consent of Company Shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company with respect to an Opposing Proposal.

     5. Additional Documents. Shareholder and Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Microsoft, to carry out the purpose and intent of this Agreement.

     6. No Right to Manage. Except as otherwise provided in the Reorganization Agreement and in this Agreement, Microsoft shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company, or exercise any power or authority to direct Shareholder in the voting of any of the Shares (except as otherwise provided herein and in Exhibit A) or the performance of the Shareholder's duties or responsibilities as a shareholder of Company.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.   Miscellaneous.

          8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interest or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          8.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          8.4 Specific Performance: Injunctive Relief. The parties hereto acknowledge that Microsoft will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Microsoft upon any such violation, Microsoft shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Microsoft at law or in equity.

          8.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Microsoft:      Microsoft Corporation
                           One Microsoft Way
                           Redmond, Washington  98052
                           Attn.: Deputy General Counsel,
                           Finance and Operations
                           Facsimile No. (206) 869-1327

     With a copy to:       Preston Gates & Ellis LLP
                           5000 Bank of America Tower
                           701 Fifth Avenue
                           Seattle, Washington  98104-7078
                           Attention:  Richard B. Dodd
                           Facsimile:  (206) 623-7022

     If to Shareholder:    To the address for notice set forth on the last page
                           hereof.

     With a copy to:       Dorsey & Whitney LLP
                           220 South Sixth Street
                           Minneapolis, MN  55402-1498
                           Attention:  Timothy S. Hearn
                           Fax: (612) 340-2868

          8.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Minnesota.

          8.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

           (the remainder of this page was intentionally left blank)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


MICROSOFT CORPORATION                  SHAREHOLDER

By:
    -------------------------------
Title:                                 -----------------------------------------
       ----------------------------
                                       -----------------------------------------
                                       (spouse, if applicable)

                                       Address
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                       Shares beneficially owned:

                                               shares of Company Common Stock
                                       -------

                                   EXHIBIT A

                               IRREVOCABLE PROXY
                                    to Vote
                   Great Plains Software, Inc. Common Stock


     The undersigned Shareholder(s) of Great Plains Software, Inc., a Minnesota corporation ("Company"), hereby irrevocably (to the full extent permitted by Section 302A.449 subd. 7 of the Minnesota Business Corporation Act) appoints Robert A. Eshelman and Amar Nehru, each an officer of Microsoft Corporation, a Washington corporation ("Microsoft"), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Shareholder of Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Proxy until after the Expiration Date (as defined below).

     This proxy is irrevocable (to the extent provided in Section 302A.449 of the Minnesota Business Corporation Act), is granted pursuant to that certain Shareholder Agreement dated as of December __, 2000 by and among Microsoft and the undersigned Shareholder (the "Shareholder Agreement"), and is granted in consideration of Microsoft entering into that certain Agreement and Plan of Reorganization dated as of December __, 2000 (the "Reorganization Agreement"), among Company, Microsoft, and a wholly-owned subsidiary of Microsoft ("Sub"). The Reorganization Agreement provides for the merger of Sub with and into Company in accordance with its terms (the "Merger"). As used herein the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) such date and time as the Reorganization Agreement shall be terminated in accordance with the terms therein. This proxy is intended to bind Shareholder as a shareholder of Company only with respect to the specific matters set forth herein and shall not prohibit Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of Company.

     The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 302A.441 of the Minnesota Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting: (a) in favor of approval of the Merger and the Reorganization Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger, and (b) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Reorganization Agreement and against any liquidation or winding up of Company. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable (to the extent provided in Section 302A.449 of the Minnesota Business Corporation Act).


Dated:  December     , 2000            SHAREHOLDER
                 ----

                                       By
                                          -------------------------------------

                                       By
                                          -------------------------------------
                                                  (spouse if applicable)


                                       Shares beneficially owned:

                                               shares of Company Common Stock
                                       -------

Pursuant to the requirements set forth in Section 302A.449 subd. 1 of the Minnesota Business Corporation Act, Great Plains Software, Inc. acknowledges receipt of this Irrevocable Proxy.



GREAT PLAINS SOFTWARE, INC.


By
   -------------------------------
Its
    ------------------------------